Exhibit 99.1

Hain Celestial Reports Annual Meeting Results

Lake Success, NY, November 20, 2017 — The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life™, today reported the results of its 2017 Annual Meeting of Stockholders held on November 16, 2017.

Election of Directors: Stockholders elected the eleven director nominees named in the proxy statement to the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified: Irwin D. Simon, Celeste A. Clark, Andrew R. Heyer, R. Dean Hollis, Shervin J. Korangy, Roger Meltzer, Adrianne Shapira, Jack L. Sinclair, Glenn W. Welling, Dawn W. Zier and Lawrence S. Zilavy.

Advisory Vote on Executive Compensation and Frequency of Future Advisory Votes: Stockholders approved, on an advisory basis, the named executive compensation for the fiscal year ended June 30, 2017 and approved, on an advisory basis, that stockholders participate in an advisory vote on named executive compensation every year.

Amendment to Implement Proxy Access: Stockholders approved the proposal to amend the Company’s Amended and Restated By-Laws to implement proxy access.

Appointment of Independent Auditors: Stockholders ratified the appointment of Ernst & Young LLP to act as the Company’s registered independent accountants for the fiscal year ending June 30, 2018.

Amendment to Implement Advance Notice Procedures for Stockholder Proposals: Stockholders did not approve the proposal to amend the Company’s Amended and Restated By-Laws to implement advance notice procedures for stockholder proposals.

The final vote results will be reported in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission today.

About The Hain Celestial Group, Inc.
The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth's Best®, Ella's Kitchen®, Terra®, Garden of Eatin'®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi's Organic Bakery®, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Better Bean™, Europe's Best®, Cully & Sully®, New Covent Garden Soup Co.®, Yorkshire Provender™, Johnson's Juice Co.®, Farmhouse Fare®, Hartley's®, Sun-Pat®, Gale's®, Robertson's®, Frank Cooper's®, Linda McCartney®, Lima®, Danival®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Contact:
Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com